UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018 (December 28, 2018)

______________

Tapinator, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	333-224531	46-3731133
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 West 40th Street, Suite 1902, New York, NY 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (914) 930-6232

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2018, Tapinator, Inc., a Delaware corporation (the “Company”), entered into a Games Revenue Share and Stock Repurchase Agreement (the “Agreement”) with TapGames, a Pakistani registered firm (“TapGames”), Khurram Samad (the “Stockholder”), Rizwan Yousuf and Tap2Play, LLC, a Colorado limited liability company, whereby the Company repurchased 7,646,446 shares (the “Repurchased Shares”) of the Company’s common stock, par value $0.001, from the Stockholder.

In consideration for the Repurchased Shares, the Company agreed to share all revenue net of any and all third-party platform fees generated from the Company’s Rapid Launch Games identified in the Agreement (the “Subject Games”) with TapGames, an entity in which the Stockholder has an equity interest. Pursuant to the terms of the Agreement and effective as of January 1, 2019, 60% of all such revenue will be paid to TapGames with the Company retaining the remaining 40%.

The Company and Tap2Play, a wholly-owned subsidiary of the Company, will retain all intellectual property rights and title to the Subject Games but will not be responsible for any updates or maintenance with respect to the Subject Games, including any advertising or marketing expenses. As the Company has previously publicly disclosed, the Company does not intend to invest significant additional funds in its Rapid Launch Games’ business, including the Subject Games, and will instead continue to focus on its Full-Featured Mobile Games and Applications business.

Subsequent to giving effect to the repurchase described above, the Company will have 87,979,526 common shares outstanding and the Stockholder will continue hold 7,646,445 shares of the Company’s common stock, which represents approximately 8.7% of the Company currently outstanding common stock. The Stockholder provided the Company certain customary representations and warranties with respect to the repurchase of the Repurchased Shares as part of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1	Games Revenue Share and Stock Repurchase Agreement dated December 28, 2018 between Tapinator, Inc., TapGames, Khurram Samad, Rizwan Yousuf and Tap2Play, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tapinator, Inc.

By:	/s/ Ilya Nikolayev
Ilya Nikolayev Chief Executive Officer

Date: December 28, 2018